Exhibit 99.1

      SCBT Financial Corporation's Common Stock Listing to Move to NASDAQ
                             National Market System

    COLUMBIA, S.C.--(BUSINESS WIRE)--March 4, 2004--SCBT Financial Corporation (AMEX: FNC), the holding company for South Carolina Bank and Trust, N.A. and South Carolina Bank and Trust of the Piedmont, N.A., announced today that its application to list its common stock on the NASDAQ National Market has been approved. The Company anticipates that its stock will begin trading on NASDAQ on Tuesday, March 9, 2004, under the symbol "SCBT."
    SCBT Financial's common stock will continue to trade on the American Stock Exchange under the symbol "FNC" through March 8, 2004.
    The NASDAQ Stock Market, with approximately 3,300 companies, lists more companies and trades more shares per day, on average, than any other U.S. market. It is home to many market-leading companies across all areas of business. Approximately 22% of NASDAQ's listed companies are in the financial services sector, including 362 commercial banking companies, far exceeding the number of banking companies listed on the American Stock Exchange.
    SCBT Financial Corporation's banking subsidiaries operate 34 financial centers in 13 South Carolina counties. The Company offers a full range of retail and commercial banking services, mortgage lending services, trust and investment services, and consumer finance loans.

    Statements contained in this press release, which are not historical facts, are forward-looking statements. In addition, SCBT Financial Corporation through its senior management or directors may from time to time make forward-looking public statements concerning matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of SCBT Financial Corporation's senior management or directors based upon current information and involve a number of risks and uncertainties. Certain factors which could affect the accuracy of such forward looking statements are identified in the public filings made by SCBT Financial Corporation with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of SCBT Financial Corporation or its senior management or directors should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.


    CONTACT: SCBT Financial Corporation
             Richard C. Mathis, 803-765-4618
             Fax: 803-765-1966